UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K
                          CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act



                         January 24, 2002
                          Date of Report
                (Date of Earliest Event Reported)



                        Medi-Hut Co., Inc.
                      ----------------------
      (Exact name of registrant as specified in its charter)

  Nevada                          000-27119                   222-436-721
(State of incorporation)         (Commission                 (IRS Employer
                                 File Number)             Identification No.)


                     1935 Swarthmore Avenue
                    Lakewood, New Jersey 08701
                          (732) 901-0606
  (Address of principal executive offices and telephone number)

ITEM 4:   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      In December 2001 our board of directors determined it would be in our best interest to change independent auditors and our audit committee recommended and our full Board approved such action. On January 24, 2002, we dismissed Rosenberg Rich Baker Berman & Company, Certified Public Accountants as our independent auditors and engaged Grant Thornton LLP, Certified Public Accountants, as our new independent auditors.

      Rosenberg Rich Baker Berman & Company had served as our independent
auditors since February 1998.   Its report, dated December 5, 2001, for the
2001 and 2000 fiscal years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audit for 2001 and during any subsequent interim period preceding the date of dismissal there were no disagreements with Rosenberg Rich Baker Berman & Company on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

      During the two most recent fiscal years and through January 24, 2002, we did not consult with Grant Thornton LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Grant Thornton LLP concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue. Nor have we consulted with Grant Thornton LLP as to any matter that was either the subject of a disagreement or a reportable event with our former accountant.


ITEM 7:  EXHIBITS

Exhibit  Description
- -------  -----------

  16     Letter of Agreement from Rosenberg Rich Baker Berman & Company



                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          1/25/02
Date: _______________________        Medi-Hut Co., Inc.

                                         /s/ Joseph Sanpietro
                                     By: ___________________________________
                                             Joseph A. Sanpietro
                                             President, CEO and Director